EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 9, 1997, by and among Parker Reorder Corporation, a Florida corporation located at 550 Biltmore Way, Coral Gables, Florida 33134 (the "Company"), Hospitality Worldwide Services, Inc., a New York corporation ("Hospitality") and Mitchell Parker, residing at 6225 SW 123rd Terrace, Miami, Florida 33156 (the "Executive").

         IN CONSIDERATION of the covenants and agreements set forth herein, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree as follows:

         1. EMPLOYMENT OF EXECUTIVE. (a) The Company hereby employs the Executive as its Chief Executive Officer and Secretary on a full-time basis to perform the duties and responsibilities incident to such office consistent with the duties and responsibilities heretofore performed by the Executive for the Company, subject at all times to the control and direction of the Board of Directors of the Company (the "Board").

                  (b) The services of the Executive hereunder shall be rendered primarily in the Miami, Florida metropolitan area at the Company's principal executive offices; provided, however, that the Executive shall make such trips outside of the Miami, Florida metropolitan area as shall be reasonably necessary in connection with the Executive's duties hereunder.

         2. ACCEPTANCE OF EMPLOYMENT; TIME AND ATTENTION. The Executive hereby accepts such employment and agrees that throughout the Employment Period (as hereinafter defined), he will devote such full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Company as are necessary to perform the duties and responsibilities assigned to him pursuant to Section 1 hereof, subject, at all times, to the direction and control of the Board. The Executive shall at all times be subject to, observe and carry out such reasonable rules, regulations, policies, directions and restrictions as the Company shall from time to time establish, consistent with the office of the Executive and prior practice of the Company.

         3. TERM. The Company agrees to employ the Executive and the Executive agrees to serve, on the terms and conditions of this Agreement, for a period commencing as of January 1, 1997 and ending on December 31, 1999, unless earlier terminated in accordance with Section 11 hereof (the "Employment Period").

         4. COMPENSATION. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive the following:

                  (a)      a base  salary of  $175,000  per  annum,  payable  in
                           equal, bi-weekly installments (the "Base Salary"). The Base Salary shall be increased annually, beginning January 1, 1998, by a percentage equal to the percentage by which the Consumer Price Index for Urban Wage Borrowers and Clerical Workers: New York, N.Y. - Northeastern New Jersey (1982-84 equals 100), as published by the Bureau of Labor Statistics of the United States Department of Labor, shall have increased over the preceding year (the "CPI
                           Adjustment"). The CPI Adjustment shall be made as soon as possible, but in no event later than fifteen
                           (15) days after the date upon which the Bureau of Labor publishes its consumer price index statistics for the month of December. Any portion of the increase in the Executive's compensation retroactively due shall be payable immediately upon determination of the adjustment. If publication of the Consumer Price Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the New York, N.Y. - Northeastern New Jersey area as computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties.

                  (b) In addition to the Base Salary, the Executive shall be eligible to receive bonuses ("Bonuses") each year during the Employment Period in an amount of up to 20% of the Base Salary based upon the achievement of objective criteria presented to the Board by the Executive and the President of the Company and approved by the Board. Such objective criteria shall be determined in consultation with the Executive on an annual basis and shall be set forth in writing not later than 60 days after the commencement of each year during the term hereof.

                  (c) Simultaneously with the execution hereof, Hospitality shall grant to the Executive stock options (the "Options") pursuant to Hospitality's 1996 Stock Option Plan to purchase Sixty-Five Thousand (65,000) shares of Hospitality's common stock, $.01 par value, such Options to be evidenced by an agreement attached hereto as EXHIBIT A. The Executive shall be eligible for additional grants during the term hereof in accordance with policies established from time to time by the Company or Hospitality.

                  The parties agree that the Company is authorized to deduct from the Base Salary and Bonuses of the Executive, and any other compensation paid to the Executive, only such sums as are required by law to be deducted or withheld.

         5. EXECUTIVE BENEFITS. The Executive shall be entitled to receive such benefits as reasonably determined from time to time by the Board of Directors of the Company and as are consistent with and not less than benefits provided to other senior executives of the Company or Hospitality. In addition, the Executive shall be entitled to fifteen (15) days of paid vacation for each 12 month period during the Employment Period provided, however, that the Executive may, at his option, carry forward five (5) days of paid vacation to the following 12 month period, provided further, however, that in no event may the total number of days of paid vacation exceed twenty (20) during any twelve month period. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Executive.

         6. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive in accordance with its applicable policies for all expenses reasonably incurred by Executive in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of appropriate receipts or vouchers.

         7. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company, its subsidiaries and any of its affiliates all confidential information, knowledge and data relating to or concerned with Hospitality, the Company, other subsidiaries of Hospitality and any of their affiliates' operations, sales, business and affairs, and he shall not, at any time, either during the Employment Period or after the termination of the Executive's employment with the Company, use, disclose or divulge any such confidential information, knowledge or data to any person, firm or corporation (unless the Company, or such other entity, no longer treats such information as confidential) other than to the Company or its designees and employees or except as may otherwise be required in connection with the business and affairs of the Company; PROVIDED, HOWEVER, that the Executive may disclose or divulge such information, knowledge or data that is or becomes generally available to the public through no wrongful act on the Executive's part or where such disclosure is legally compelled by judicial or administrative action, provided that the Executive agrees, to the extent practicable, to give the Company prompt notice of any such judicial or administrative action to enable the Company to seek an appropriate protective order.

         8. INTELLECTUAL PROPERTY. Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed, created or made by the Executive alone or with others relating to the businesses of the Company, Hospitality or any of Hospitality's other subsidiaries during the Employment Period, whether or not patentable or registrable, shall become the sole and exclusive property of the Company. The Executive shall disclose the same promptly and completely to the Company and shall, during the Employment Period and at any time and from time to time thereafter (i) execute all documents reasonably requested by the Company for vesting in the Company the entire right, title and interest in and to the same,
(ii) execute all documents reasonably requested by the Company for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as the Company, in its sole discretion, may desire to prosecute, and
(iii) at the expense of the Company give the Company all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Company's right therein and thereto.

         9. RESTRICTIVE COVENANT. In consideration of the Company entering into this Agreement, the Executive agrees that while the Executive is an employee of the Company and, except in the event of the Executive's termination (i) due to his becoming "Permanently Incapacitated" (as hereinafter defined), (ii) by the Company without "Cause" (as hereinafter defined), (iii) by the Executive with "Good Reason" (as hereinafter defined) or (iv) at the conclusion of the Executive Period, for a period of one (1) year thereafter, he will not:

                  (i) directly or indirectly own, manage, operate, join, control, participate in, invest in, lend money to, guarantee the debts or obligations of or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in the business now or at the time of such termination engaged in by Hospitality, the Company or any other subsidiary or affiliate of Hospitality in the geographical areas where they conduct such business at the time of such termination;

                  (ii) for himself or on behalf of any other person, partnership, corporation or entity, call on any customer of Hospitality, the Company or any other subsidiary or affiliate of Hospitality for the purpose of soliciting, diverting or taking away any customer from Hospitality, the Company or any other subsidiary or affiliate of Hospitality; or

                  (iii) induce, influence, or seek to induce or influence, any person engaged as an employee, representative, agent, independent contractor or otherwise by Hospitality, the Company or any other subsidiary or affiliate of Hospitality, to terminate his or her relationship with Hospitality, the Company or any other subsidiary or affiliate of Hospitality.

                  The provisions of this Section 9 shall immediately terminate in the event that the Company fails to redeem the Preferred Stock in accordance with the provisions of Section 5(b) of the Certificate of Designations, Preferences and Other Rights and Qualifications of Redeemable Convertible Preferred Stock of Hospitality.

                  Nothing herein contained shall be deemed to prohibit the Executive from investing his funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and the Executive's holdings therein represent less than 5% of the total number of shares or principal amount of the securities of such issuer outstanding.

         10. EQUITABLE RELIEF. The parties hereto acknowledge that the Executive's services are unique and that, in the event of a breach or a threatened breach by the Executive of any of his obligations under this Agreement, the Company shall not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by the Executive, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach.

         11.      EARLY TERMINATION.

                  (a) The Employment Period shall terminate without action on the part of the Company upon the death of the Executive. The Employment Period shall also terminate upon 30 days written notice by the Company to the Executive, (i) in the event that the Executive shall become "Permanently Incapacitated" (as hereinafter defined); or (ii) for "Cause" (as hereinafter defined). The Employment Period shall also terminate upon written notice by the Executive to the Company for "Good Reason" (as hereinafter defined);

                  (b) For purposes of this Agreement, the Executive may, in the sole discretion of the Company, be deemed Permanently Incapacitated in the event that the Executive shall, by reason of his physical or mental disability as determined by the Executive's physician or a physician designated by the Company, fail to substantially perform his usual and regular duties for the Company for a period of 120 consecutive days or for an aggregate of 120 days in any consecutive twelve month period.

                  (c) For purposes of this Agreement, "Cause" shall mean any (i) criminal conviction of the Executive for an offense involving the misappropriation of funds or material property of the Company, (ii) willful refusal of the Executive to follow the reasonable and lawful directives of the Board for the performance of material duties which the Executive is required to perform hereunder (other than for reason of becoming Permanently Incapacitated) in accordance with the prior activities of the Executive for the Company or
(iii) the breach by the Executive of a material provision of this Agreement; PROVIDED, HOWEVER, that in the event of a claim by the Company pursuant to (ii) or (iii) above, the Company shall first provide the Executive with written notice specifying the nature of the cause and the Executive shall have thirty
(30) days within which to cure such cause.

                  (d) For purposes of this Agreement, "Good Reason" shall mean any diminution of the Executive's position, duties, responsibilities, executive benefits or compensation as Chief Executive Officer or the breach by the Company of a material provision of this Agreement.

                  (e) In the event the Employment Period is terminated by reason of the Executive's death, the Company shall, within 30 days, pay to the Executive's estate the Base Salary, as adjusted, to and including the date of such termination, any prorated Bonuses computed through the most recently completed fiscal quarter and all expense reimbursements due the Executive.

                  (f) In the event the Employment Period is terminated (i) by the Company for Cause, or (ii) by the Executive without Good Reason, the Company shall, within 30 days, pay to the Executive his Base Salary, as adjusted, to and including the date of such termination, any prorated Bonuses computed through the most recently completed fiscal quarter and all expense reimbursements due the Executive.

                  (g) In the event the Employment Period is terminated due to the Executive becoming Permanently Incapacitated, the Company shall, within 30 days, pay to the Executive the Base Salary, as adjusted, to and including the date of such termination, any prorated Bonuses computed through the most recently completed fiscal quarter previously determined by the Board and all expense reimbursements due the Executive.

                  (h) In the event the Employment Period is terminated (i) by the Company without Cause, or (ii) by the Executive with Good Reason, the Company shall, within 30 days, pay to the Executive an amount equal to the total of all payments of Base Salary for the remainder of the Employment Period. In addition, the Executive shall be entitled to any Bonuses for the remainder of the Employment Period, shall be paid for accrued but unused vacation time determined on a pro-rata basis and shall be entitled to the benefits provided pursuant to Section 5 hereof for the remainder of the Employment Period.

         12. ARBITRATION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Miami, State of Florida (if such claim is brought by the Company or Hospitality) or in the City of New York, State of New York (if such claim is brought by the Executive), by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. The prevailing party shall be entitled to recover its attorneys fees and costs. In the absence of fraud, the award of the arbitrators shall be binding upon the parties and judgment thereon may be entered in any court having jurisdiction thereof.

         13. ENTIRE AGREEMENT; AMENDMENT. This agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter. No amendment to or modification of this Agreement shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         14. NOTICES. Any notice or other communication required or permitted to be given by this Agreement shall be writing and shall be effectively given if:

                  (a)      delivered personally by hand;
                  (b)      sent by prepaid courier service;
                  (c)      sent by registered mail; or
                  (d) sent by prepaid telecopier, telex or other similar means of electronic communication and confirmed by mailing the original document so sent by prepaid mail on the same or following day, in each case addressed as follows:

                  (i)      if to the Executive:
                           6225 SW 123rd Street
                           Miami, Florida  33156

                  (ii)     if to the Company or Hospitality:
                           509 Madison Avenue, Suite 1114
                           New York, New York  10022
                           Telecopier No. (212) 223-0865

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

or at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this Section. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day such notice or other communication shall be deemed to have been given and received on the next following business day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the third business day following the date of mailing. Any notice or other communication transmitted by telecopier, telex or other similar form of electronic communication shall be deemed given and received on the day of its transmission provided that such day is a business day and such transmission is completed before 5:00 p.m. on such day, failing which such notice or other communication shall be deemed given and received on the first business day after its transmission. Regardless of the foregoing, if there is a mail stoppage or labor dispute or threatened labor dispute which has affected or could affect normal mail delivery, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party sends a notice or other communication by telecopier, telex or other similar means of electronic communication, such party shall be relieved from the obligation to mail the original document in accordance with this Section. "Business day" means any day other than a Saturday, a Sunday or a statutory holiday observed in New York City, New York.

         15. WAIVERS. No course of dealing nor any delay on the part of any party hereto in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

         16. GOVERNING LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York, except that body of law relating to choice of laws.

         17. INVALIDITY. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

         18. FURTHER ASSURANCES. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

         19. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts which may be by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. GUARANTEE. Hospitality guarantees the full performance of the obligations of the Company hereunder.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   PARKER REORDER CORPORATION

/s/ Mitchell Parker
-----------------------------      By: /s/ Mitchell Parker
         MITCHELL PARKER              --------------------------------
                                   Name:  Mitchell Parker
                                   Title: Chief Operating Officer


                                   HOSPITALITY WORLDWIDE SERVICES, INC.


                                   By: /s/ Howard G. Anders
                                      --------------------------------
                                   Name:   Howard G. Anders
                                   Title:  Executive Vice President